UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Peapack-Gladstone Financial Corporation
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peapack-Gladstone Financial Corporation

Proxy Statement
Errata Sheet

Please be advised that the table of fees billed by Crowe LLP on page 15 of the proxy statement, dated March 17, 2022, for the 2022 annual meeting of shareholders of Peapack-Gladstone Financial Corporation inadvertently contained information for the 2019 and 2020 fiscal years.  The corrected table with the fees billed for the 2020 and 2021 fiscal years is reproduced below:
Aggregate fees for the fiscal years ended December 31, 2021 and December 31, 2020 billed by Crowe LLP were as follows:
Type of Service	2021	2020
Audit Fees	$515,000	$460,000
Audit-Related Fees (1)	97,103	76,500
Total	$612,103	$536,500

(1)	Represents fees for procedures related to HUD and critical audit matters for both 2021 and 2020.